SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                  TEN STIX INC.
             (Exact name of Registrant as specified in its charter)

          NEVADA                                                  20-1217659
State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

10631 E. Running Deer Trail, Scottsdale, Arizona                   85262
(Address of principal executive offices)                         (Zip Code)

                                  Ten Stix Inc.
                             A Colorado Corporation
                                 2004 Stock Plan
                            (Full Title of the Plan)

                                David Keaveney
                                President and CEO
                          10631 E. Running Deer Trail
                           Scottsdale, Arizona 85262
                     (Name and Address of Agent For Service)

                                 (480) 419-8607
          (Telephone Number, Including Area Code of Agent For Service)

                          Copies of Communications to:
                          ---------------------------
                             George G. Chachas, Esq.
                             Wenthur & Chachas, LLP
                     4180 La Jolla Village Drive, Suite 500
                           La Jolla, California 92037
                                 (858) 457-3800


                         Calculation of Registration Fee
=================================================== ================ ======================= ======================== =============
                                                                        Proposed Maximum        Proposed Maximum        Amount Of
            Title Of Securities To Be                Amount To Be      Offering Price Per      Aggregate Offering      Registration
                    Registered                       Registered(1)          Share(2)                Price(3)              Fee(3)
--------------------------------------------------- ---------------- ----------------------- ------------------------ -------------
--------------------------------------------------- ---------------- ----------------------- ------------------------ -------------

Ten Stix Inc.  2004 Stock Plan
Common Stock, $0.001 Par Value                        13,500,000             $0.01                    $135,000            $17.10
--------------------------------------------------- ---------------- ----------------------- ------------------------ -------------

                                EXPLANATORY NOTE

     The Registrant filed Registration Statement No. 333-116765, with the Securities and Exchange Commission on June 23, 2004, which covered 13,500,000 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), that may be issued pursuant to the Registrant's 2004 Stock Plan. The Registrant file Post Effective Amendment No. 1 to the Form S-8 on August 9, 2004, to attached the Amended and Restated the 2004 Stock Plan which reflected modifications of the 2004 Stock Plan to conform to California Law with regard certain provisions of the California Code of Regulations. Specifically, the California Department of Corporation requested clarification to Sections 6.4, 6.5, 6.5.1(a), 6.5.2, 6.5.5, 6.6.4, and 6.6.6(i) of the Plan, regarding the non-transferability of awards, vesting, exercise periods, the right to exercise upon certain events, and the right of a participant under the plan to receipt financial statements and reports.

     We are filing this Post Effective Amendment No. 2 to the Registration Statement No. 333-116765, filed with the Securities and Exchange Commission on June 23, 2004, to include the Consent of A.J. Robbins, P.C., who were independent auditors for the Registrant for a portion the Registrant's fiscal year ended december 31, 2003, which consent was inadvertantly omitted from the original filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-116765, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on the date written below.

                                             TEN STIX INC.
                                             A Colorado Corporation



Dated: September 28, 2004                    /S/ David Keaveney
                                             ----------------------------------
                                             By:  David Keaveny
                                             Its:  President, Treasurer and
                                                   Chief Executive Officer

                                  EXHIBIT INDEX

         Exhibit      Description

         23.2         Consent of A.J. Robbins, P.C.